POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Sonalee Cross, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky, Amanda C. Quinn, Peter M. Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 31, 2020, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Renee LaRoche-Morris Renee LaRoche-Morris President (Principal Executive Officer)	February 10, 2020
/s/ James Windels James Windels Treasurer (Principal Financial and Accounting Officer)	February 10, 2020

/s/ Joseph S. DiMartino Joseph S. DiMartino Chairman of the Board	February 10, 2020

/s/ Peggy C. Davis Peggy C. Davis Board Member /s/ Gina D. France Gina D. France Board Member	February 10, 2020 February 10, 2020
/s/ Joan Gulley Joan Gulley Board Member	February 10, 2020
/s/ Ehud Houminer Ehud Houminer Board Member	February 10, 2020
/s/ Robin A. Melvin Robin A. Melvin Board Member	February 10, 2020

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On February 10, 2020 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Loretta Johnston Notary Public

ATTACHMENT A

BNY Mellon Advantage Funds, Inc. (BNYMAF):	BNY Mellon Investment Funds V, Inc. (BNYMIFV):
-BNY Mellon Dynamic Total Return Fund (BNYMDTRF)	-BNY Mellon Diversified International Fund (BNYMDIF)
-BNY Mellon Dynamic Value Fund (BNYMDVF)	-BNY Mellon Global Real Estate Securities Fund (BNYMGRESF)
-BNY Mellon Global Dynamic Bond Income Fund (BNYMGDBIF)	-BNY Mellon Large Cap Equity Fund (BNYMLCEF)
-BNY Mellon Global Real Return Fund (BNYMGRRF)	-BNY Mellon Large Cap Growth Fund (BNYMLCGF)
-BNY Mellon Opportunistic Midcap Value Fund (BNYMOMVF)	BNY Mellon Investment Funds VI (BNYMIFVI):
-BNY Mellon Opportunistic Small Cap Fund (BNYMOSCF)	BNY Mellon Balanced Opportunity Fund (BNYMBOF)
-BNY Mellon Structured Midcap Fund (BNYMSMF)	BNY Mellon Midcap Index Fund, Inc. (BNYMMIF)
-BNY Mellon Sustainable Balanced Fund (BNYMSBF)	BNY Mellon New Jersey Municipal Bond Fund, Inc.(BNYMNJMBF)
-BNY Mellon Technology Growth Fund (BNYMTGF)	BNY Mellon Research Growth Fund, Inc. (BNYMRGF)
BNY Mellon Index Funds, Inc. (BNYMIF):	BNY Mellon Stock Index Fund, Inc. (BNYMSIF)
-BNY Mellon International Stock Index Fund (BNYMISIF)	BNY Mellon Variable Investment Fund (BNYMVIF):
-BNY Mellon S&P Index Fund (BNYMS&P)	-Appreciation Portfolio (AP)
-BNY Mellon Smallcap Stock Index Fund (BNYMSSIF)	-Government Money Market Portfolio (GMMP)
BNY Mellon International Securities Funds, Inc. (BNYMISF):	-Growth and Income Portfolio (GIP)
-BNY Mellon Emerging Markets Securities Fund (BNYMEMSF)	-International Equity Portfolio (IEP)
-International Value Portfolio (IVP)
-Opportunistic Small Cap Portfolio (OSCP)
-Quality Bond Portfolio (QBP)